Exhibit 99.01

7000 Cardinal Place
Dublin,OH 43017	FOR IMMEDIATE RELEASE
www.cardinalhealth.com

Contacts:

Media:	Jim Mazzola	Investors:	Jim Hinrichs
	(614) 757-3690		(614) 757-7828
	jim.mazzola@cardinal.com		jim.hinrichs@cardinal.com
CARDINAL HEALTH REPORTS RECORD REVENUE AND STRONG CASH FLOW DURING FOURTH QUARTER, EARNINGS
STRENGTHEN DURING SECOND HALF OF FISCAL YEAR
Annual Revenue Nears $75 Billion, Operating Earnings Reach $1.8 Billion
DUBLIN, Ohio, Aug. 5, 2005 — Cardinal Health, Inc., the leading provider of products and services to the health care industry, announced today that fourth-quarter revenue grew 15 percent to a record $19.5 billion, driven by demand from hospitals, pharmacies and drug manufacturers, while operational improvements continued to strengthen earnings and deliver strong cash flow.
During the quarter ended June 30, operating earnings declined 9 percent to $532 million from $587 million last year, but continued to strengthen over the first half of fiscal 2005 due to fourth-quarter progress in Cardinal Health’s pharmaceutical distribution and Pyxis products businesses. Diluted earnings per share from continuing operations declined 27 percent to $0.66 from $0.91 last year. Operating cash flow remained strong, reaching $806 million during the quarter, which reflects $250 million used to reduce borrowings under an accounts receivable securitization program.
“Cardinal Health concluded the year with a solid fourth quarter marked by improved execution in most areas, but most notably in pharmaceutical distribution and Pyxis products,” said Robert D. Walter, chairman and chief executive officer. “We continued to generate significant cash flow during the quarter and substantially improved our earnings performance over the first half of the fiscal year. Progress made during the year strengthens our momentum for fiscal 2006.”
Cardinal Health said the results announced today are consistent with guidance it provided on June 27.
Excluding special items of $61 million during the quarter, operating earnings declined 5 percent to $593 million compared to $626 million last year, and diluted earnings per share from continuing operations declined 20 percent to $0.78 from $0.97 in the prior year. After
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Cardinal Health Reports Record Revenue and Strong Cash Flow During Fourth Quarter, Earnings
Strengthen During Second Half of Fiscal Year

tax, special items for the quarter totaled $52 million or $0.12 per share. Special items for the quarter include restructuring and merger costs, proceeds from a litigation settlement and legal costs. In addition, after-tax, non-recurring charges for the quarter were $44 million or $0.11 per share versus a gain of $0.01 per share in the prior year. Non-recurring charges for the quarter include asset impairments, costs to resolve an outstanding insurance claim related to natural rubber latex litigation, an inventory write-off for non-pharmaceutical products and a tax provision for a planned Homeland Investment Act repatriation.
For the full year, revenue increased 15 percent to $74.9 billion, while operating earnings declined 24 percent to $1.8 billion and diluted earnings per share from continuing operations declined 29 percent to $2.47 compared to $3.47 last year. Excluding special items of $239 million, operating earnings declined 15 percent to $2 billion compared to $2.4 billion last year, and diluted earnings per share from continuing operations declined 19 percent to $2.86 compared to $3.55 last year. In addition, after-tax, non-recurring charges for the year were $132 million or $0.31 per share versus a gain of $0.02 per share in the prior year.
The following table summarizes earnings from continuing operations, diluted earnings per share from continuing operations, after-tax special items and after-tax non-recurring charges for Cardinal Health’s fourth quarter and fiscal 2005. (See the attached financial tables for a reconciliation of the non-GAAP measures used in this release to their comparable GAAP measures and a schedule of non-recurring charges.)

	Q4		FY05
	Earnings from	Diluted EPS from	Earnings from	Diluted EPS from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
	($MM)		($MM)

GAAP Consolidated	$287	$0.66	$1,076	$2.47
Special Items, after tax	$52	$0.12	$171	$0.39
Non-Recurring charges, after tax	$44	$0.11	$132	$0.31
In addition, consolidated results during the fourth quarter were affected by a number of notable items (described below in Segment Results), including:
•	$48 million LIFO accounting credit in the Pharmaceutical Distribution and Provider Services segment
•	$15 million charge associated with a generic pharmaceutical manufacturer’s bankruptcy in the Pharmaceutical Distribution and Provider Services segment
•	$8 million write-down of sterile pharmaceutical inventory in the Pharmaceutical Technologies and Services segment
•	$30 million for several one-time items in the Clinical Technologies and Services segment, including the write-off of certain Pyxis inventory related to a comprehensive product-line rationalization completed during the quarter.
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Cardinal Health Reports Record Revenue and Strong Cash Flow During Fourth Quarter, Earnings
Strengthen During Second Half of Fiscal Year

Fiscal 2005 Highlights
During fiscal 2005, Cardinal Health expanded its market-leading product and service offerings, improved operations to increase the value it delivers customers and made investments in the business for long-term growth.
Significant results for the fiscal year included:
•	Strong customer demand, with revenue rising 15 percent to $74.9 billion from $65.1 billion in fiscal 2004.
•	Excellent cash flow from operations, which reached $2.9 billion, including net proceeds of $550 million from an accounts receivable securitization program.
•	Positive earnings momentum during the second half of the fiscal year. Second-half operating earnings increased more than 60 percent over the first half of fiscal 2005.
•	Solid operational progress through restructuring programs and disciplined expense control. Restructuring and efficiency programs initiated during fiscal 2005 enabled Cardinal Health to exceed its goal of improving the company’s cost structure by $125 million.

Cardinal Health’s board of directors also approved the second phase of a restructuring program announced in December 2004 estimated to cost $80 million to $100 million. The goal of phase two is to further enhance service to customers through better integration across the company’s business segments, and to continue streamlining and improving internal operations. Annual savings from phase one and phase two are expected exceed $500 million during fiscal 2008.
•	Rising returns in the second half of the year, with full-year return on equity reaching 14.8 percent excluding special items. Return on equity for the second half of the fiscal year increased nearly 500 basis points over the first half.
•	Significant repurchase of shares, as part of a previously announced program. A total of 4.6 million common shares were bought during the fourth quarter, bringing the number of shares repurchased during the fiscal year to 8.8 million at an average price of $56.76, and completing the $500 million buy-back announced in December 2004. The company has announced plans to purchase an additional $1 billion of shares during fiscal 2006.
Segment Results
(Special items are not allocated by reporting segment; however segment results were affected by the non-recurring charges and notable one-time items referenced above and described in more detail in the following discussion. Tables with specific segment results for the fourth quarter and fiscal 2005 year-to-date are attached and available at the Investors page on www.cardinalhealth.com.)
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Cardinal Health Reports Record Revenue and Strong Cash Flow During Fourth Quarter, Earnings
Strengthen During Second Half of Fiscal Year

Pharmaceutical Distribution and Provider Services
Pharmaceutical Distribution and Provider Services revenue rose 16 percent during the quarter to $15.8 billion. An 18-percent increase in operating earnings to $326 million was due in part to a LIFO accounting credit that lowered the cost of goods sold by $48 million, which was partially offset by inventory write-downs that included a $15 million reserve associated with a generic pharmaceutical manufacturer’s bankruptcy.
Excluding these items, solid earnings growth was the result of an increase in volume to retail chains and a profitable mix of generic drugs. Return on sales during the second half of the year increased more than 80 basis points over the first half in the segment. Cardinal Health also expanded its industry-leading efficiency levels during the quarter by lowering selling, general and administrative expenses as a percent of sales by 15 basis points within pharmaceutical distribution.
Annual revenues for the segment increased 16 percent to $60.8 billion, while operating earnings declined 1 percent to $1 billion for the year. New distribution service agreements reached during the quarter brought the annual number of new contracts with branded pharmaceutical manufacturers to more than 100. These agreements establish non-contingent fees for the distribution services Cardinal Health provides, helping to reduce earnings volatility in the segment.
Medical Products and Services
Medical Products and Services revenue increased 5 percent during the quarter to $2.5 billion, while operating earnings declined 3 percent to $178 million and were negatively affected by a $12-million non-recurring charge to resolve an outstanding insurance claim related to natural rubber latex litigation. Litigation of this matter is now complete and no additional, related charges are anticipated. In addition, certain corporate costs were reallocated to the segment for financial processing services in both the current and prior year. The amounts reallocated were $4.5 million in the fourth quarter and $4.9 million in the fourth quarter of fiscal 2004.
Sales of Cardinal Health’s V.Mueller surgical instruments and Neu-Thera™ surgeon gloves were strong during the quarter, offset by weakness in Convertors ® products. Distribution margins were stable, primarily due to a more favorable mix of private label products. Sales and earnings growth in Europe and Canada continued as important contributors for the segment.
For the year, segment revenue increased 7 percent to $9.8 billion and operating earnings declined 3 percent to $672 million. Operating earnings were lower during the year due to non-recurring charges of $28 million, which includes the fourth-quarter and full-year charges to resolve an outstanding insurance claim related to latex litigation. In addition, the reallocation of corporate costs for financial processing services totaled approximately $18 million in both the current and prior years. Competitive pricing and a significant increase in the cost of raw materials and fuel also contributed to operating-earnings pressure during the year, but was partially offset by disciplined expense-control measures and new sourcing programs. Excluding the non-recurring charge, selling, general and administrative expenses as a percent of sales continued to decline from prior-year levels.
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Cardinal Health Reports Record Revenue and Strong Cash Flow During Fourth Quarter, Earnings
Strengthen During Second Half of Fiscal Year

Pharmaceutical Technologies and Services
Pharmaceutical Technologies and Services revenue continued to grow during the quarter, up 6 percent to $782 million, driven by oral technologies, nuclear pharmacy services and packaging services. However, ongoing operational issues within sterile manufacturing caused operating earnings to decline 36 percent to $85 million. Earnings during the quarter were affected by an $8 million write-down of sterile inventory and nearly $7 million in costs to operate a sterile manufacturing facility in Humacao, Puerto Rico, that the company previously announced will close later this year.
Excluding sterile manufacturing, the segment performed well during the quarter with oral technologies, nuclear pharmacy services, and packaging services growing their combined earnings 8 percent over the prior year. In particular, strong sales and earnings contributions came from the development and manufacturing of oral dosage products, including Wyeth’s Advil®, Abbott’s Kaletra®, and Adams Respiratory Therapeutics’ Mucinex®.
For the year, revenue increased 6 percent to nearly $3 billion and operating earnings declined 28 percent to $337 million primarily related to previously identified issues within sterile manufacturing operations. During the year, investments were made to improve existing manufacturing sites, and new facilities in Raleigh, N.C. and Brussels, Belgium remain on schedule for production in fiscal 2007.
Clinical Technologies and Services
(Results for this segment, which include Cardinal Health’s Alaris® products, Pyxis® products and Clinical Services and Consulting organizations, are being reported for the first time this fiscal year. Prior-year results used in comparisons have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.)
Hospital and health-system customers continued to select Alaris and Pyxis products over competitors, with strong sales in both product lines contributing to revenue for the quarter of $596 million. Alaris continued to perform well during the quarter and Pyxis operations and installation efficiency improved significantly. As a result, operating earnings improved to $86 million. Earnings were lowered by several one-time items totaling $30 million that include the write-off of certain Pyxis inventory related to a comprehensive product-line rationalization completed during the quarter. A record number of committed contracts for both Alaris and Pyxis led to a record backlog in the segment, establishing strong momentum for fiscal 2006. The Pyxis backlog ended the quarter at $260 million, with 70 percent of orders for its new flagship product, Pyxis MedStation 3000.
For the full year, segment revenue reached $2.2 billion and operating earnings were $273 million. An increasing customer preference for Alaris products moved its intravenous pumps into the market-leading position during 2005, according to an industry report. Operational improvements resulting from the Alaris acquisition met company expectations during its first year as part of Cardinal Health and synergies remain on track to reach $80 million to $100 million of pretax earnings by the end of fiscal year 2007.
Outlook
Cardinal Health reiterated its fiscal 2006 earnings-per-share outlook of $3.30 to $3.55 excluding special items, non-recurring charges and the impact of incremental equity
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Cardinal Health Reports Record Revenue and Strong Cash Flow During Fourth Quarter, Earnings
Strengthen During Second Half of Fiscal Year

compensation expenses. Over the long term, Cardinal Health expects earnings per share excluding special items, non-recurring charges and incremental equity compensation expenses to grow 12 percent to 15 percent annually with an annual goal of returning 50 percent of operating cash flow to shareholders through share buy-backs and dividends. During the next several years, the company’s goal is to increase dividends to up to 20 percent of earnings per share.
Conference Call
Cardinal Health will host a conference call and webcast at 11 a.m. Eastern Daylight Time (EDT) to discuss the fourth quarter and fiscal year results. To access the discussion, go to the Investors page at www.cardinalhealth.com or dial 706-634-5100, passcode 7436813. An audio replay will be available until 11 p.m. on Aug. 12 at 706-645-9291, passcode 7436813. A transcript and audio replay will also be available at www.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is the leading provider of products and services supporting the health-care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Ranked No. 16 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of nearly $75 billion. More information about the company may be found at www.cardinalhealth.com.
###
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the integration of acquired businesses; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing its global restructuring program; difficulties in opening new facilities or fully utilizing existing capacity; difficulties and uncertainties associated with business model transitions, including the conversion of margin generated from branded pharmaceutical manufacturers to non-contingent consideration; general economic and market conditions; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; and, with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health’s then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(in millions, except per Common Share amounts)

	FOURTH QUARTER
	June	June
	2005	2004	% Change
Revenue	$19,457.1	$16,922.7	15%
Cost of products sold	18,083.7	15,698.7	15%

Gross margin	1,373.4	1,224.0	12%

Selling, general and administrative expenses	765.7	602.1	27%

Impairment charges and other	15.0	(4.5)	N.M.

Special items
Restructuring charges	64.6	12.0	N.M.
Merger charges	11.4	21.1	N.M.
Foundation contribution	—	31.7	N.M.
Other	(15.1)	(25.4)	N.M.

Operating earnings	531.8	587.0	(9)%

Interest expense and other	38.4	28.3	36%

Earnings before income taxes and discontinued operations	493.4	558.7	(12)%

Provision for income taxes	206.4	161.3	28%

Earnings from continuing operations	287.0	397.4	(28)%

Earnings/(loss) from discontinued operations (net of tax ($0.1) and $2.6 for the quarters ending June 30, 2005 and 2004, respectively)	0.2	(3.9)	N.M.

Net earnings	$287.2	$393.5	N.M.

Basic earnings per Common Share:
Continuing operations	$0.67	$0.92	(27)%
Discontinued operations	—	(0.01)	N.M.

Net basic earnings per Common Share	$0.67	$0.91	N.M.

Diluted earnings per Common Share:
Continuing operations	$0.66	$0.91	(25)%
Discontinued operations	—	(0.01)	N.M.

Net diluted earnings per Common Share	$0.66	$0.90	N.M.

Weighted average number of shares outstanding:
Basic	426.8	430.4
Diluted	432.4	436.7
The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

	Current Year		Prior Year
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS
Impact of special items
Restructuring charges	$(54.7)	$(0.12)	$(7.9)	$(0.02)
Merger charges	(6.9)	(0.02)	(13.2)	(0.03)
Foundation contribution	—	—	(21.3)	(0.05)
Other	9.9	0.02	17.1	0.04

Impact of special items	$(51.7)	$(0.12)	$(25.3)	$(0.06)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(in millions, except per Common Share amounts)

	YEAR - TO - DATE
	June	June
	2005	2004	% Change
Revenue	$74,910.7	$65,053.5	15%
Cost of products sold	69,897.5	60,312.3	16%

Gross margin	5,013.2	4,741.2	6%

Selling, general and administrative expenses	2,861.5	2,346.5	22%

Impairment charges and other	118.0	(11.5)	N.M.

Special items
Restructuring charges	203.0	37.1	N.M.
Merger charges	48.9	44.7	N.M.
Foundation contribution	—	31.7	N.M.
Other	(12.7)	(56.1)	N.M.

Operating earnings	1,794.5	2,348.8	(24)%

Interest expense and other	133.5	110.4	21%

Earnings before income taxes, discontinued operations and cumulative effect of change in accounting	1,661.0	2,238.4	(26)%

Provision for income taxes	584.8	713.7	(18)%

Earnings from continuing operations before cumulative effect of change in accounting	1,076.2	1,524.7	(29)%

Earnings/(loss) from discontinued operations (net of tax ($2.6) and $7.4 for the year-to-date periods ended June 30, 2005 and 2004, respectively)	4.0	(11.7)	N.M.

Cumulative effect of change in accounting	—	(38.5)	N.M.

Net earnings	$1,080.2	$1,474.5	N.M.

Basic earnings per Common Share:
Continuing operations	$2.50	$3.51	(29)%
Discontinued operations	0.01	(0.03)	N.M.
Cumulative effect of change in accounting	—	(0.09)	N.M.

Net basic earnings per Common Share	$2.51	$3.39	N.M.

Diluted earnings per Common Share:
Continuing operations	$2.47	$3.47	(29)%
Discontinued operations	0.01	(0.03)	N.M.
Cumulative effect of change in accounting	—	(0.09)	N.M.

Net diluted earnings per Common Share	$2.48	$3.35	N.M.

Weighted average number of shares outstanding:
Basic	430.5	434.4
Diluted	435.7	440.0
The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the years in which they were recorded:

	Current Year		Prior Year
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS
Impact of special items
Restructuring charges	$(148.9)	$(0.34)	$(24.4)	$(0.06)
Merger charges	(30.8)	(0.07)	(27.7)	(0.06)
Foundation contribution	—	—	(21.3)	(0.05)
Other	8.4	0.02	37.8	0.09

Impact of special items	$(171.3)	$(0.39)	$(35.6)	$(0.08)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	March 31,	June 30,
	2005	2005	2004
ASSETS

Cash and equivalents	$1,411.7	$1,549.5	$1,096.0
Short-term investments	99.8	—	—
Trade receivables, net	3,451.0	3,293.0	3,432.7
Current portion of net investment in sales-type leases	238.2	215.3	202.1
Inventories	7,391.6	7,771.3	7,471.3
Prepaid expenses and other	851.1	871.9	795.4
Assets held for sale from discontinued operations	—	28.2	60.4

Total current assets	13,443.4	13,729.2	13,057.9

Property and equipment, net	2,484.0	2,372.0	2,364.0
Net investment in sales-type leases, less current portion	693.8	640.9	546.0
Other assets	5,438.8	5,396.4	5,401.2

TOTAL ASSETS	$22,060.0	$22,138.5	$21,369.1

LIABILITIES AND SHAREHOLDERS’ EQUITY

Notes payable — banks and current portion of long-term obligations	$279.7	$588.6	$860.6
Accounts payable	7,627.5	7,613.1	6,432.4
Other accrued liabilities	2,153.8	1,802.7	2,021.3
Liabilities from discontinued operations	—	44.6	55.1

Total current liabilities	10,061.0	10,049.0	9,369.4

Long-term obligations, less current portion	2,335.2	2,303.1	2,834.7
Deferred taxes and other liabilities	1,041.3	1,112.2	1,188.7

Total shareholders’ equity	8,622.5	8,674.2	7,976.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$22,060.0	$22,138.5	$21,369.1

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended		For the Year Ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash Flows From Operating Activities:
Earnings from continuing operations before cumulative effect of change in accounting	$287.0	$397.4	$1,076.2	$1,524.7
Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting to net cash from operations:
Depreciation and amortization	108.8	78.8	409.7	299.2
Asset impairments	51.0	0.2	223.9	5.7
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	(158.0)	156.7	(6.1)	(455.6)
Decrease in inventories	379.7	1,153.1	78.5	209.3
Decrease/(increase) in net investment in sales-type leases	(75.8)	58.2	(183.9)	(7.2)
Increase/(decrease) in accounts payable	14.4	(597.3)	1,189.6	1,014.6
Other accrued liabilities and operating items, net	199.2	42.2	69.3	34.0

Net cash provided by operating activities	806.3	1,289.3	2,857.2	2,624.7

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of cash acquired	—	(1,528.5)	(273.2)	(2,089.7)
Proceeds from sale of property, equipment, and other assets	1.2	11.2	19.9	19.5
Additions to property and equipment	(280.0)	(138.2)	(568.3)	(410.2)
Proceeds from sale of discontinued operations	7.9	38.3	47.4	43.4
Purchase of investment securities available for sale	(99.8)	—	(99.8)	—

Net cash used in investing activities	(370.7)	(1,617.2)	(874.0)	(2,437.0)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term debt	(3.3)	647.1	(561.4)	646.2
Net change in long-term obligations	(308.8)	229.8	(664.6)	(126.3)
Proceeds from issuance of Common Shares	23.3	72.4	110.5	216.7
Purchase of Treasury Shares	(271.8)	(39.7)	(500.3)	(1,500.0)
Dividends on Common Shares	(12.8)	(12.9)	(51.7)	(52.3)

Net cash provided by/(used in) financing activities	(573.4)	896.7	(1,667.5)	(815.7)

Net Increase/(Decrease) in Cash and Equivalents	(137.8)	568.8	315.7	(628.0)

Cash and Equivalents at Beginning of Period	1,549.5	527.2	1,096.0	1,724.0

Cash and Equivalents at End of Period	$1,411.7	$1,096.0	$1,411.7	$1,096.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FOURTH QUARTER FY 2005 BUSINESS ANALYSIS
($ millions)
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

	2005	2004
REVENUE
- Amount	$15,776	$13,566
- Growth Rate	16%	12%
- Mix	80%	79%

OPERATING EARNINGS
- Amount	$326	$277
- Growth Rate	18%	(3)%
- Mix	48%	41%
- Ratio to Revenue	2.07%	2.04%
MEDICAL PRODUCTS AND SERVICES (1)

	2005	2004
REVENUE
- Amount	$2,532	$2,405
- Growth Rate	5%	14%
- Mix	13%	14%

OPERATING EARNINGS
- Amount	$178	$184
- Growth Rate	(3)%	14%
- Mix	26%	27%
- Ratio to Revenue	7.05%	7.66%
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

	2005	2004
REVENUE
- Amount	$782	$740
- Growth Rate	6%	4%
- Mix	4%	5%

OPERATING EARNINGS
- Amount	$85	$132
- Growth Rate	(36)%	14%
- Mix	13%	19%
- Ratio to Revenue	10.86%	17.81%
CLINICAL TECHNOLOGIES AND SERVICES (2)

	2005	2004
REVENUE
- Amount	$596	$424
- Growth Rate	40%	11%
- Mix	3%	2%

OPERATING EARNINGS
- Amount	$86	$87
- Growth Rate	(1)%	(12)%
- Mix	13%	13%
- Ratio to Revenue	14.43%	20.43%

(1)	Certain expenses of Cardinal Health’s shared services center in Albuquerque, New Mexico have been classified within the Medical Products and Services segment. These expenses were $4.5 million and $4.6 million in fiscal 2005 and 2004, respectively.
(2)	The fiscal 2004 results for the Clinical Technologies and Services segment have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FOURTH QUARTER FY 2005 BUSINESS ANALYSIS
($ millions)

	TOTAL		EXCLUDING SPECIAL ITEMS
	2005	2004	2005	2004
REVENUE
- Amount	$19,457	$16,923
- Growth Rate	15%	11%

OPERATING EARNINGS
- Amount	$532	$587	$593	$626
- Growth Rate	(9)%	7%	(5)%	5%

RATIO TO REVENUE
- Gross Margin	7.06%	7.23%
- Expenses	3.94%	3.56%
- Impairment Charges and Other	0.08%	(0.03)%
- Special Items	0.31%	0.23%
- Operating Earnings	2.73%	3.47%	3.04%	3.70%

EARNINGS FROM CONTINUING OPERATIONS *
- Amount	$287	$397	$339	$423
- Growth Rate	(28)%	11%	(20)%	8%
- Ratio to Revenue	1.48%	2.35%	1.74%	2.50%

PRODUCTIVITY
- Margin per Expense Dollar	$1.79	$2.03

ASSET MANAGEMENT
- Operating Cash Flow	$806	$1,289
- Free Cash Flow	$515	$1,149
- Return on Invested Capital	5.86%	8.12%	6.87%	8.61%

*	The earnings from continuing operations section is presented before the cumulative effect of change in accounting.
Margin per Expense Dollar = Ratio of Gross Margin to Expenses
See the GAAP / NON-GAAP RECONCILIATION schedule for the calculations and definitions supporting the balances excluding special items.
— more —

CARDINAL HEALTH, INC. AND SUBSIDIARIES
FISCAL YEAR 2005 BUSINESS ANALYSIS
($ millions)
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

	2005	2004

REVENUE
- Amount	$60,844	$52,334
- Growth Rate	16%	14%
- Mix	80%	80%

OPERATING EARNINGS
- Amount	$1,047	$1,062
- Growth Rate	(1)%	(2)%
- Mix	45%	42%
- Ratio to Revenue	1.72%	2.03%
MEDICAL PRODUCTS AND SERVICES (1)

	2005	2004
REVENUE
- Amount	$9,824	$9,143
- Growth Rate	7%	14%
- Mix	13%	14%

OPERATING EARNINGS
- Amount	$672	$695
- Growth Rate	(3)%	11%
- Mix	29%	27%
- Ratio to Revenue	6.85%	7.60%
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

	2005	2004
REVENUE
- Amount	$2,976	$2,804
- Growth Rate	6%	25%
- Mix	4%	4%

OPERATING EARNINGS
- Amount	$337	$465
- Growth Rate	(28)%	26%
- Mix	14%	18%
- Ratio to Revenue	11.33%	16.60%
CLINICAL TECHNOLOGIES AND SERVICES (2)

	2005	2004
REVENUE
- Amount	$2,189	$1,551
- Growth Rate	41%	10%
- Mix	3%	2%

OPERATING EARNINGS
- Amount	$273	$337
- Growth Rate	(19)%	6%
- Mix	12%	13%
- Ratio to Revenue	12.48%	21.71%

(1)	Certain expenses of Cardinal Health’s shared services center in Albuquerque, New Mexico have been classified within the Medical Products and Services segment. These expenses were $18.2 million and $18.5 million in fiscal 2005 and 2004, respectively.
(2)	The fiscal 2004 results for the Clinical Technologies and Services segment have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FISCAL YEAR 2005 BUSINESS ANALYSIS
($ millions)

	TOTAL		EXCLUDING SPECIAL ITEMS
	2005	2004	2005	2004

REVENUE
- Amount	$74,911	$65,053
- Growth Rate	15%	15%

OPERATING EARNINGS
- Amount	$1,795	$2,349	$2,034	$2,406
- Growth Rate	(24)%	7%	(15)%	8%

RATIO TO REVENUE
- Gross Margin	6.70%	7.29%
- Expenses	3.82%	3.61%
- Impairment Charges and Other	0.16%	(0.02)%
- Special Items	0.32%	0.09%
- Operating Earnings	2.40%	3.61%	2.72%	3.70%

EARNINGS FROM CONTINUING OPERATIONS *
- Amount	$1,076	$1,525	$1,248	$1,560
- Growth Rate	(29)%	10%	(20)%	10%
- Ratio to Revenue	1.44%	2.34%	1.67%	2.40%

PRODUCTIVITY
- Margin per Expense Dollar	$1.75	$2.02

ASSET MANAGEMENT
- Operating Cash Flow	$2,857	$2,625
- Free Cash Flow	$2,257	$2,182
- Return on Invested Capital	5.49%	7.96%	6.31%	8.14%

*	The earnings from continuing operations section is presented before the cumulative effect of change in accounting.
Margin per Expense Dollar = Ratio of Gross Margin to Expenses
See the GAAP / NON-GAAP RECONCILIATION schedule for the calculations and definitions supporting the balances excluding special items.
— more —

CARDINAL HEALTH, INC. AND SUBSIDIARIES
QUARTERLY FY 2005 BUSINESS ANALYSIS
($ millions)
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

	Q1	Q2	Q3	Q4	TOTAL
REVENUE
- Amount	$14,402	$15,059	$15,608	$15,776	$60,844
- Growth Rate	16%	15%	18%	16%	16%
- Mix	80%	80%	80%	80%	80%

OPERATING EARNINGS
- Amount	$163	$213	$344	$326	$1,047
- Growth Rate	(29)%	(9)%	8%	18%	(1)%
- Mix	38%	39%	50%	48%	45%
- Ratio to Revenue	1.13%	1.42%	2.20%	2.07%	1.72%
MEDICAL PRODUCTS AND SERVICES (1)

	Q1	Q2	Q3	Q4	TOTAL
REVENUE
- Amount	$2,393	$2,427	$2,473	$2,532	$9,824
- Growth Rate	11%	6	7%	5%	7%
- Mix	13%	13%	13%	13%	13%

OPERATING EARNINGS
- Amount	$134	$165	$195	$178	$672
- Growth Rate	(14)%	—	3%	(3)%	(3)%
- Mix	32%	31%	28%	26%	29%
- Ratio to Revenue	5.57%	6.81%	7.89%	7.05%	6.85%
PHARMACEUTICAL TECHNOLOGIES AND SERVICES

	Q1	Q2	Q3	Q4	TOTAL
REVENUE
- Amount	$705	$760	$729	$782	$2,976
- Growth Rate	9%	7%	3%	6%	6%
- Mix	4%	4%	4%	4%	4%

OPERATING EARNINGS
- Amount	$81	$89	$82	$85	$337
- Growth Rate	(24)%	(22)%	(28)%	(36)%	(28)%
- Mix	19%	16%	12%	13%	14%
- Ratio to Revenue	11.46%	11.68%	11.31%	10.86%	11.33%
CLINICAL TECHNOLOGIES AND SERVICES (2)

	Q1	Q2	Q3	Q4	TOTAL
REVENUE
- Amount	$524	$547	$522	$596	$2,189
- Growth Rate	57%	38%	32%	40%	41%
- Mix	3%	3%	3%	3%	3%

OPERATING EARNINGS
- Amount	$46	$76	$65	$86	$273
- Growth Rate	(32)%	(21)%	(25)%	(1)%	(19)%
- Mix	11%	14%	10%	13%	12%
- Ratio to Revenue	8.76%	13.89%	12.50%	14.43%	12.48%

(1)	Certain expenses of Cardinal Health’s shared services center in Albuquerque, New Mexico have been classified within the Medical Products and Services segment. These expenses were $4.7 million, $4.6 million, $4.4 million and $4.5 million in fiscal 2005, respectively, and were $4.6 million, $4.7 million, $4.6 million and $4.6 million in fiscal 2004, respectively.
(2)	The fiscal 2004 results for the Clinical Technologies and Services segment have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.
The sum of the quarters may not equal year-to-date due to rounding
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
QUARTERLY FY 2005 BUSINESS ANALYSIS
(EXCLUDING SPECIAL ITEMS)
($ millions)

	Q1	Q2	Q3	Q4	TOTAL
REVENUE
- Amount	$17,796	$18,555	$19,103	$19,457	$74,911
- Growth Rate	16%	13%	17%	15%	15%

OPERATING EARNINGS
- Amount	$390	$424	$628	$593	$2,034
- Growth Rate	(26)%	(27)%	(7)%	(5)%	(15)%

RATIO TO REVENUE
- Gross Margin	6.10%	6.50%	7.05%	7.06%	6.70%
- Expenses	3.89%	3.77%	3.68%	3.94%	3.82%
- Impairment Charges and Other	0.02%	0.45%	0.08%	0.08%	0.16%
- Operating Earnings	2.19%	2.28%	3.29%	3.04%	2.72%

EARNINGS FROM CONTINUING OPERATIONS *
- Amount	$238	$275	$396	$339	$1,248
- Growth Rate	(28)%	(26)%	(9)%	(20)%	(20)%
- Ratio to Revenue	1.34%	1.48%	2.07%	1.74%	1.67%

PRODUCTIVITY
- Margin Per Expense Dollar	$1.57	$1.72	$1.92	$1.79	$1.75

ASSET MANAGEMENT
- Operating Cash Flow	$893	$626	$532	$806	$2,857
- Free Cash Flow	$777	$506	$460	$515	$2,257
- Return on Invested Capital	4.95%	5.42%	8.01%	6.87%	6.31%

*	The earnings from continuing operations section is presented before the cumulative effect of change in accounting.
Margin Per Expense Dollar = Ratio of Gross Margin to Expenses
The sum of the quarters may not equal year-to-date due to rounding
See the GAAP / NON-GAAP RECONCILIATION schedule for the calculations and definitions supporting the balances excluding special items.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FISCAL 2005 AND 2004 ASSET MANAGEMENT ANALYSIS
($ millions)

	2005
	Q1	Q2	Q3	Q4	YTD
RECEIVABLE DAYS	16.4	13.3	14.8	16.0

DAYS INVENTORY ON HAND	39	38	35	33

CASH AND EQUIVALENTS	$1,152	$1,274	$1,550	$1,412

DEBT	$3,255	$2,820	$2,892	$2,615

EQUITY	$8,219	$8,559	$8,674	$8,623

NET DEBT / TOTAL CAPITAL *	20%	15%	13%	11%

TANGIBLE NET WORTH * *	$3,200	$3,519	$3,676	$3,525

RETURN ON EQUITY	10.8%	9.7%	17.1%	13.3%	12.8%
RETURN ON EQUITY — EXCLUDING SPECIAL ITEMS	11.7%	13.0%	18.3%	15.6%	14.8%

TAX RATE FROM CONTINUING OPERATIONS	32.0%	32.9%	32.3%	41.8%	35.2%
TAX RATE FROM CONTINUING OPERATIONS — EXCLUDING SPECIAL ITEMS	32.5%	32.5%	32.5%	38.9%	34.3%

	2004
	Q1	Q2	Q3	Q4	YTD
RECEIVABLE DAYS	17.5	17.4	17.5	17.7

DAYS INVENTORY ON HAND	45	44	45	38

CASH AND EQUIVALENTS	$992	$544	$527	$1,096

DEBT	$2,724	$2,726	$2,532	$3,695

EQUITY	$6,993	$7,456	$7,522	$7,976

NET DEBT / TOTAL CAPITAL *	20%	23%	21%	25%

TANGIBLE NET WORTH * *	$4,653	$4,558	$4,520	$3,038

RETURN ON EQUITY	17.6%	20.7%	23.0%	20.5%	20.3%
RETURN ON EQUITY — EXCLUDING SPECIAL ITEMS	18.1%	20.5%	23.2%	21.8%	20.7%

TAX RATE FROM CONTINUING OPERATIONS	33.2%	32.9%	32.7%	28.9%	31.9%
TAX RATE FROM CONTINUING OPERATIONS — EXCLUDING SPECIAL ITEMS	33.2%	33.1%	32.8%	29.3%	32.0%

*	Net debt to total capital = net debt / (net debt + shareholders’ equity) Net debt = long-term obligations + short-term obligations + notes payable banks – cash and equivalents – short-term investments

**	Tangible net worth = shareholders’ equity – goodwill and other intangibles
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION
($ millions)
FOURTH QUARTER FISCAL 2005

	GAAP*		Excluding
	Basis	Special Items	Special Items
REVENUE
- Amount	$19,457	—	$19,457

SPECIAL ITEMS
- Restructuring Charges	$65	$65	—
- Merger Charges	11	11	—
- Foundation Contribution	—	—	—
- Other	($15)	($15)	—

OPERATING EARNINGS
- Amount	$532	$61	$593
- Growth Rate	(9)%		(5)%
- Ratio to Revenue (Return on Sales)	2.73%		3.04%

EARNINGS BEFORE INCOME TAXES
- Amount	$493	$61	$554

INCOME TAX PROVISION
- Amount	$206	$9	$215

EARNINGS FROM CONTINUING OPERATIONS
- Amount	$287	$52	$339
- Growth Rate	(28)%		(20)%
- Ratio to Revenue	1.48%		1.74%
- Diluted EPS	$0.66	$0.12	$0.78
FISCAL 2005

	GAAP*		Excluding
	Basis	Special Items	Special Items
REVENUE
- Amount	$74,911	—	$74,911

SPECIAL ITEMS
- Restructuring Charges	$203	$203	—
- Merger Charges	49	49	—
- Foundation Contribution	—	—	—
- Other	($13)	($13)	—

OPERATING EARNINGS
- Amount	$1,795	$239	$2,034
- Growth Rate	(24)%		(15)%
- Ratio to Revenue (Return on Sales)	2.40%		2.72%

EARNINGS BEFORE INCOME TAXES
- Amount	$1,661	$239	$1,900

INCOME TAX PROVISION
- Amount	$585	$67	$652

EARNINGS FROM CONTINUING OPERATIONS
- Amount	$1,076	$172	$1,248
- Growth Rate	(29)%		(20)%
- Ratio to Revenue	1.44%		1.67%
- Diluted EPS	$2.47	$0.39	$2.86
FOURTH QUARTER FISCAL 2004

	GAAP*		Excluding
	Basis	Special Items	Special Items
REVENUE
- Amount	$16,923	—	$16,923

SPECIAL ITEMS
- Restructuring Charges	$12	$12	—
- Merger Charges	21	21	—
- Foundation Contribution	31	31	—
- Other	($25)	($25)	—

OPERATING EARNINGS
- Amount	$587	$39	$626
- Growth Rate	7%		5%
- Ratio to Revenue (Return on Sales)	3.47%		3.70%

EARNINGS BEFORE INCOME TAXES
- Amount	$559	$39	$598

INCOME TAX PROVISION
- Amount	$161	$13	$174

EARNINGS FROM CONTINUING OPERATIONS
- Amount	$397	$26	$423
- Growth Rate	11%		8%
- Ratio to Revenue	2.35%		2.50%
- Diluted EPS	$0.91	$0.06	$0.97
FISCAL 2004

	GAAP*		Excluding
	Basis	Special Items	Special Items
REVENUE
- Amount	$65,054	—	$65,054

SPECIAL ITEMS
- Restructuring Charges	$37	$37	—
- Merger Charges	45	45	—
- Foundation Contribution	31	31	—
- Other	($56)	($56)	—

OPERATING EARNINGS
- Amount	$2,349	$57	$2,406
- Growth Rate	7%		8%
- Ratio to Revenue (Return on Sales)	3.61%		3.70%

EARNINGS BEFORE INCOME TAXES
- Amount	$2,238	$57	$2,295

INCOME TAX PROVISION
- Amount	$714	$22	$736

EARNINGS FROM CONTINUING OPERATIONS
- Amount	$1,525	$35	$1,560
- Growth Rate	10%		10%
- Ratio to Revenue	2.34%		2.40%
- Diluted EPS	$3.47	$0.08	$3.55
FREE CASH FLOW
($ millions)

	Q4 FY05	Q4 FY04	Fiscal 2005	Fiscal 2004
Net cash provided by operating activities	$806	$1,289	$2,857	$2,625
ADD:
- Proceeds from sale of property and equipment	2	11	20	19
LESS:
- Additions to property and equipment	(280)	(138)	(568)	(410)
- Dividends on Common Shares	(13)	(13)	(52)	(52)
Free Cash Flow	$515	$1,149	$2,257	$2,182
DEFINITIONS:

*	GAAP — Amounts that conform with generally accepted accounting principles.
Return on equity (excluding special items) = (Earnings from continuing operations + special items after tax) /average shareholders’ equity
Note: Average shareholders’ equity used in the return on equity calculation was $8.7 billion and $7.8 billion in the fourth quarter of fiscal 2005 and 2004, respectively, and $8.4 billion and $7.5 billion for year to date of fiscal 2005 and 2004, respectively.
Effective tax rate (excluding special items) = (Income tax provision + tax effect of special items) / (earnings before income taxes + special items)
Growth rate (excluding special items) = (Current quarter earnings excluding special items — prior year quarter earnings excluding special items)/ prior year quarter earnings excluding special items
Ratio to revenue (excluding special items) = Current quarter earnings excluding special items / revenue
Return on invested capital (excluding special items) = [Operating earnings excluding special items annualized x (1-effective tax rate, excluding special items)] / average (equity +debt + unrecorded goodwill)
Note: Average unrecorded goodwill used in return on invested capital calculation was $9.7 billion in fiscal 2005 and fiscal 2004.
CARDINAL HEALTH, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-RECURRING CHARGES
($ millions)

	Q4 FY05	YTD FY05
Impairment charges and other	$(15.0)	$(118.0)
Less: minority interest and realized currency translation adjustment	—	19.4

Net impairment charges	(15.0)	(98.6)
Alaris inventory adjustment	—	(23.6)
Latex litigation	(11.8)	(28.2)
Inventory adjustment — SKU rationalization	(0.6)	(7.8)

Non-recurring charges before tax impact and HIA repatriation	(27.4)	(158.2)
Tax impact	9.4	52.1

Sub total	(18.0)	(106.1)
HIA repatriation tax provision	(26.3)	(26.3)

Impact on net earnings	$(44.3)	$(132.4)

Weighted average diluted number of shares outstanding	432.4	435.7
Impact on EPS	$(0.11)	$(0.31)

	Q4 FY04	YTD FY04
Impairment charges and other	$4.5	$11.5
Tax impact	(1.3)	(3.7)

Impact on net earnings	$3.2	$7.8

Weighted average diluted number of shares outstanding	436.7	440.0
Impact on EPS	$0.01	$0.02
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